Exhibit 10.13

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (this “Agreement”), is dated as of August 2, 2013, by and between ActiveCare Inc., a Delaware corporation (the “Company”), and the subscribers identified on Schedule 1 hereto, which may be amended from time to time prior to Closing (the “Subscribers”).

WHEREAS, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6) and/or Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Subscribers, as provided herein, and the Subscribers shall purchase, in the aggregate, convertible secured promissory notes of the Company (“Note” or “Notes”) having an aggregate principal amount of up to $550,000 (“Principal Amount”), a form of which is annexed hereto as Exhibit A, convertible into shares of the Company’s common stock, $0.00001 par value (the “Common Stock”) at a per share conversion price set forth in the Notes (“Conversion Price”) (the “Offering”).  The Notes, and the shares of Common Stock issuable upon conversion of the Notes (the “Conversion Shares”) are collectively referred to herein as the “Securities”; and

  WHEREAS, the aggregate proceeds of the sale of the Notes contemplated hereby (“Purchase Price”) shall be held in escrow by Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581 (the “Escrow Agent”) pursuant to the terms of an Escrow Agreement to be executed by the parties substantially in the form attached hereto as Exhibit B (the “Escrow Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement the Company and the Subscribers hereby agree as follows:

1.           Closing.  Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the “Closing Date” Subscribers shall purchase and the Company shall sell to such Subscribers the Notes as described in Section 2 below.  The date the Escrow Agent releases the funds received from one or more Subscribers to the Company and releases the Escrow Documents (as defined in the Escrow Agreement) to the parties in accordance with the provisions of the Escrow Agreement shall be the Closing Date with respect to such released funds and Escrow Documents, and such release is referred to herein as the “Closing.”  There shall be only one Closing.

2.           Notes.

(a)           Notes.   Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on the Closing Date, each Subscriber shall purchase from the Company, and the Company shall sell to each such Subscriber, a Note in the Principal Amount designated on Schedule 1 hereto for each such Subscriber’s Purchase Price indicated thereon.

(b)           Allocation of Purchase Price.   The Purchase Price will be allocated by each Subscriber, at each Subscriber’s election, among the components of the Securities so that each component of the Securities will be fully paid and non-assessable, and acquired for value.

3.           Security Interest.   On the Closing Date, the Subscribers will appoint a collateral agent (the “Collateral Agent”) to act on behalf of the Subscribers as set forth in a “Security Agreement,” a form of which is annexed hereto as Exhibit C.  The Collateral Agent will be granted a security interest in the assets of the Company and 4G Biometrics LLC, a wholly-owned Subsidiary of the Company (“Subsidiary”) on behalf of the Subscribers, which security interest will be memorialized in the Security Agreement.  The Company will acknowledge the appointment of the Collateral Agent to act on behalf of the Subscribers as set forth in the Security Agreement.   The Company will execute such other agreements, documents and financing statements reasonably requested by the Subscribers and the Collateral Agent to memorialize and further protect the security interest described herein, which will be filed at the Company’s expense with the jurisdictions, states and counties designated by the Subscribers.  Subsequent to the Closing, the Company will also execute all such documents reasonably necessary in the opinion of the Collateral Agent to memorialize and further protect the security interest described herein which will be prepared and filed at the Company’s expense with the jurisdictions, states and filing offices designated by the Collateral Agent.

4.           Subscriber Representations and Warranties.  Each of the Subscribers hereby represents and warrants to and agrees with the Company with respect only to such Subscriber that:

(a)           Organization and Standing of the Subscriber.  Subscriber, to the extent applicable, is an entity duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation.

(b)           Authorization and Power.  Such Subscriber has the requisite power and authority to enter into and perform this Agreement and the other Transaction Documents (as defined herein) and to purchase the Note being sold to it hereunder.  The execution, delivery and performance of this Agreement and the other Transaction Documents by such Subscriber and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or similar action, and no further consent or authorization of Subscriber or its board of directors, members or stockholders, if applicable, is required.  This Agreement and the other Transaction Documents have been duly authorized, executed and delivered by such Subscriber and constitutes, or shall constitute, when executed and delivered, a valid and binding obligation of such Subscriber, enforceable against Subscriber in accordance with the terms thereof.

(c)           No Conflicts.  The execution, delivery and performance of this Agreement and the other Transaction Documents and the consummation by such Subscriber of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Subscriber’s charter documents, bylaws or other organizational documents, if applicable; (ii) conflict with nor constitute a default (or an event which with notice or lapse of time or both would become a default) under any agreement to which such Subscriber is a party; or (iii) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to such Subscriber or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on Subscriber).  Such Subscriber is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement and the other Transaction Documents  nor to purchase the Securities in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, such Subscriber is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d)           Information on Company.   Such Subscriber has been furnished with or has had access to the EDGAR Website of the Commission to the Company’s filings made with the Commission during the period from the date that is two years preceding the date hereof through the tenth Business Day (as defined in Section 13(h) herein) preceding the Closing Date (hereinafter referred to collectively as the “Reports”).  Subscribers are not deemed to have any knowledge of any information not included in the Reports unless such information is delivered in the manner described in the next sentence.  In addition, such Subscriber may have received in writing from the Company such other information concerning its operations, financial condition and other matters as such Subscriber has requested in writing, identified thereon as OTHER WRITTEN INFORMATION (such other information is collectively, the “Other Written Information”), and considered all factors such Subscriber deems material in deciding on the advisability of investing in the Securities.  Such Subscriber was afforded (i) the opportunity to ask such questions as such Subscriber deemed necessary of, and to receive answers from, representatives of the Company concerning the merits and risks of acquiring the Securities; (ii) the right of access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable such Subscriber to evaluate the Securities; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to acquiring the Securities.

(e)           Information on Subscriber.   Such Subscriber is, and will be at the time of the conversion of the Notes, an “accredited investor,” as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable such Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  Such Subscriber has the authority and is duly and legally qualified to purchase and own the Securities.  Such Subscriber is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on Schedule 1 hereto regarding such Subscriber is accurate.

(f)           Purchase of Notes.  On the Closing Date, such Subscriber will purchase the Note as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(g)           Restricted Securities.   Such Subscriber understands that the Securities have not been registered under the 1933 Act nor under any state securities laws or regulations and such Subscriber shall not sell, offer to sell, assign, pledge, hypothecate or otherwise transfer any of the Securities unless pursuant to an effective registration statement under the 1933 Act, or unless an exemption from registration is available.  Notwithstanding anything to the contrary contained in this Agreement, such Subscriber may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below), provided that each such Affiliate is an “accredited investor,” as such term is defined under Regulation D, and such Affiliate agrees in writing to be bound by the terms and conditions of this Agreement.  For the purposes of this Agreement, an “Affiliate” of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity.   For purposes of this definition, “control” means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.   In any event, and subject to compliance with applicable securities laws, Subscriber may enter into lawful hedging transactions in the course of hedging the position they assume and the Subscriber may also enter into lawful Short Sales or other derivative transactions relating to the Securities, or interests in the Securities, and deliver the Securities, or interests in the Securities, to close out their short or other positions or otherwise settle other transactions, or loan or pledge the Securities, or interests in the Securities, to third parties who in turn may dispose of these Securities.  Subscriber agrees not to engage in short Sales prior to 180 days after the Closing Date.

(h)           Conversion Shares Legend.  The Conversion Shares shall bear the following or similar legend:

“THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(i)           Notes Legend.  The Notes shall bear the following legend:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE -OR-  EXERCISABLE] HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(j)           Communication of Offer.  The offer to sell the Securities was directly communicated to such Subscriber by the Company.  At no time was such Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(k)           No Governmental Review.  Such Subscriber understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(l)           Correctness of Representations.  Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless Subscriber otherwise notifies the Company prior to the Closing Date, shall be true and correct as of the Closing Date.

(m)           Independent Decision.  The decision of such Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions.

(n)           No General Solicitation.  Such Subscriber is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(o)           Survival.  The foregoing representations and warranties shall survive the Closing Date.

5.           Company Representations and Warranties.  Except as set forth in the Schedules or in the Reports, the Company represents and warrants to and agrees with each Subscriber that:

(a)           Due Incorporation.   The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as presently conducted.  The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect (as defined herein).  For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, properties or business of the Company and its Subsidiaries taken as a whole.  For purposes of this Agreement, “Subsidiary” means, with respect to any entity at any date, any direct or indirect corporation, limited or general partnership, limited liability company, trust, estate, association, joint venture or other business entity of which (A) more than 30% of (i) the outstanding capital stock having (in the absence of contingencies) ordinary voting power to elect a majority of the board of directors or other managing body of such entity, (ii) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company or (iii) in the case of a trust, estate, association, joint venture or other entity, the beneficial interest in such trust, estate, association or other entity business is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such entity, or (B) is under the actual control of the Company.  The Company represents that as of the date of this Agreement and the Closing Date, the Company owns the Subsidiaries identified on Schedule 5(a) and the amount of equity of each such Subsidiary as set forth on Schedule 5(a).  The Company further represents that it has not been known by any other names for the five (5) years preceding the date of this Agreement.

(b)           Outstanding Stock.  All issued and outstanding shares of capital stock and equity interests in the Company have been duly authorized and validly issued and are fully paid and non-assessable.

(c)           Authority; Enforceability.  This Agreement, the Notes, Security Agreement, Subsidiary Guaranty, Personal Guaranty (as defined in Section 13 hereof), the Escrow Agreement, and any other agreements delivered or required to be delivered together with or pursuant to this Agreement or in connection herewith (collectively “Transaction Documents”) have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity.   The Company has full corporate power and authority necessary to enter into and deliver the Transaction Documents and to perform its obligations thereunder.

(d)           Capitalization and Additional Issuances.   The authorized and outstanding capital stock of the Company on a fully diluted basis and all outstanding rights to acquire or receive, directly or indirectly, any equity of the Company or any Subsidiary as of the date of this Agreement and the Closing Date (not including the Securities) are set forth on Schedule 5(d).  Except as set forth on Schedule 5(d), there are no options, warrants, or rights to subscribe to, securities, rights, understandings or obligations convertible into or exchangeable for or granting any right to subscribe for any shares of capital stock or other equity interest of the Company.  The only officer, director, employee and consultant stock option or stock incentive plan or similar plan currently in effect or contemplated by the Company (as the same may be amended only to extend the expiration of the term of the plan) is described on Schedule 5(d).  Except as set forth on Schedule 5(d), there are no preemptive rights, rights of first refusal, rights of participation or any similar right to participate in the transactions contemplated by the Transaction Documents.

(e)           Consents.  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, Subsidiaries or any of their Affiliates, any Principal Market [as defined in Section 9(b)], or the Company’s stockholders is required for the execution by the Company of the Transaction Documents and compliance and performance by the Company of its obligations under the Transaction Documents, including, without limitation, the issuance and sale of the Securities.  The Transaction Documents and the Company’s performance of its obligations thereunder have been approved by the Company’s board of directors in accordance with the Company’s certificate of incorporation and applicable law.  Any such qualifications and filings will, in the case of qualifications, be effective upon Closing and will, in the case of filings, be made within the time prescribed by law.

(f)           No Violation or Conflict.  Assuming the representations and warranties of the Subscriber in Section 4 are true and correct, neither the issuance nor the sale of the Securities nor the performance of the Company’s obligations under the Transaction Documents by the Company, will:

(i)           violate, conflict with, result in a breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) under (A) the articles or certificate of incorporation, charter or bylaws of the Company, (B) to the Company’s knowledge, any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or over the properties or assets of the Company or any of its Affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its Affiliates is a party, by which the Company or any of its Affiliates is bound, or to which any of the properties of the Company or any of its Affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its Affiliates is a party, except in each case the violation, conflict, breach, or default of which would not have a Material Adverse Effect; or

(ii)           result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company or any of its Affiliates except in favor of each Subscriber as described herein; or

(iii)           result in the activation of any rights of first refusal, participation rights, pre-emptive rights, anti-dilution rights or a reset or repricing of any debt, equity or security instrument of any creditor or equity holder of the Company, or the holder of the right to receive any debt, equity or security instrument of the Company nor result in the acceleration of the due date of any obligation of the Company; or

(iv)           result in the triggering of any piggy-back or other registration rights of any person or entity holding securities of the Company or having the right to receive securities of the Company.

(g)           The Securities.  The Securities upon issuance:

(i)           are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject only to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)           have been, or will be, duly and validly authorized and on the dates of issuance of the Notes, and the Conversion Shares upon conversion of the Notes, such Notes, and Conversion Shares will be duly and validly issued, fully paid and non-assessable and if registered pursuant to the 1933 Act and resold pursuant to an effective registration statement or an exemption from registration, will be free trading, unrestricted and unlegended;

(iii)           will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company or rights to acquire securities or debt of the Company;

(iv)           will not subject the holders thereof to personal liability by reason of being such holders;

(v)           assuming the representations and warranties of the Subscribers as set forth in Section 4 hereof are materially true and correct, will not result in a violation of Section 5 under the 1933 Act.

(h)           Litigation.  Other than as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its Affiliates that would affect the execution by the Company or the complete and timely performance by the Company of its obligations under the Transaction Documents.  Except as disclosed in the Reports, there is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its Affiliates which litigation if adversely determined would have a Material Adverse Effect.

(i)           No Market Manipulation.  The Company and its Affiliates have not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or affect the price at which the Securities may be issued or resold in violation of Regulation M promulgated under the 1934 Act.

(j)           Information Concerning Company.  As of the date of this Agreement and the Closing Date, the Reports contain all material information relating to the Company and its operations and financial condition as of their respective dates required to be disclosed therein. Since September 30, 2012, and except as disclosed in the Reports or modified in the Reports and Other Written Information or in the Schedules hereto, there has been no Material Adverse Effect relating to the Company’s business, financial condition or affairs. The Reports and Other Written Information including the financial statements included therein do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, taken as a whole, not misleading in light of the circumstances and when made.  The financial statements of the Company included in the Reports comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(k)           Solvency.  Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the Offering, (i) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof; and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(l)           Defaults.  The Company is not in violation of its certificate of incorporation or bylaws.   The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters which default would have a Material Adverse Effect, or (iii) not in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

(m)           No Integrated Offering.   Except as set forth on Schedule 5(m), neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security of the Company nor solicited any offers to buy any security of the Company under circumstances that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the OTCQB [as defined in Section 5(v)].  No prior offering will impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.  Neither the Company nor any of its Affiliates will take any action or suffer any inaction or conduct any offering other than the transactions contemplated hereby that may be integrated with the offer or issuance of the Securities or that would impair the exemptions relied upon in this Offering or the Company’s ability to timely comply with its obligations hereunder.

(n)           No General Solicitation.  Neither the Company, nor any of its Affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the 1933 Act) in connection with the offer or sale of the Securities.

(o)           No Undisclosed Liabilities.  The Company has no liabilities or obligations which are material, individually or in the aggregate, other than those set forth on its financial statements contained in the Reports or those incurred in the ordinary course of the Company’s business since September 30, 2012, and which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(p)           No Undisclosed Events or Circumstances.  Since September 30, 2012, except as disclosed in the Reports, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the Reports.

(q)           Dilution.   The Company’s executive officers and directors understand the nature of the Securities being sold hereby and recognize that the issuance of the Securities will have a potential dilutive effect on the equity holdings of other holders of the Company’s equity or rights to receive equity of the Company.  The board of directors of the Company has concluded, in its good faith business judgment, that the issuance of the Securities is in the best interests of the Company.  The Company specifically acknowledges that its obligation to issue the Conversion Shares upon conversion of the Notes is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other stockholders of the Company or parties entitled to receive equity of the Company.

(r)           No Disagreements with Accountants and Lawyers.  There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise between the Company and the accountants and lawyers previously and presently employed by the Company, including but not limited to disputes or conflicts over payment owed to such accountants and lawyers, nor have there been any such disagreements during the two years prior to the Closing Date.  The Company’s accounting firm is set forth on Schedule 5(r).  To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending September 30, 2013.

(s)           Investment Company.  Neither the Company nor any Affiliate of the Company is an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(t)           Foreign Corrupt Practices.   Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is  in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(u)           Reporting Company/Shell Company.  The Company is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and has a class of securities registered pursuant to Section 12(g) of the 1934 Act.  Pursuant to the provisions of the 1934 Act, the Company has timely filed all reports and other materials required to be filed thereunder with the Commission during the preceding twelve months.  As of the Closing Date, the Company is not a “shell company” nor a “former shell company” as those terms are employed in Rule 144 under the 1933 Act.

(v)           Listing.  The Company’s Common Stock is quoted on the OTC Bulletin Board of the OTC Market Groups, Inc. (“OTCBB”) under the symbol ACAR.  The Company has not received any pending oral or written notice that its Common Stock is not eligible nor will become ineligible for quotation on the OTCBB nor that its Common Stock does not meet all requirements for the continuation of such quotation.

(w)           DTC Status.  The Company’s transfer agent is a participant in and the Common Stock is eligible for transfer pursuant to the Depository Trust Company Automated Securities Transfer Program.   The name, address, telephone number, fax number, contact person and email address of the Company transfer agent is set forth on Schedule 5(w) hereto.

(x)           Title to Assets.  The Company owns no real property.  Except as may be sold in the ordinary course of business, the Company has good title to all of its personal property reflected in the Reports, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those that, individually or in the aggregate, do not cause and are not reasonably likely to cause a Material Adverse Effect.  All leases of the Company are valid and subsisting and in full force and effect.

(y)           Compliance with Law. The business of the Company has been and is presently being conducted in accordance with all applicable federal, state, local and foreign governmental laws, rules, regulations and ordinances, except for such noncompliance that, individually or in the aggregate, would not cause a Material Adverse Effect. The Company has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(z)           Taxes. The Company has accurately prepared and filed all federal, state, foreign and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company for all current taxes and other charges to which the Company is subject and that are not currently due and payable. None of the federal income tax returns of the have been audited by the Internal Revenue Service (the “IRS”). The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company for any completed tax period, nor of any basis for any such assessment, adjustment or contingency.

(aa)           Intellectual Property.

(i)           The term “Intellectual Property Rights” includes:

1.
 the name of the Company and each Subsidiary, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications of the Company and each Subsidiary (collectively, “Marks'');

2.	all patents, patent applications, and inventions and discoveries that may be patentable of the Company and each Subsidiary (collectively, “Patents'');

3.	all copyrights in both published works and published works of the Company and each Subsidiary (collectively, “Copyrights”);

4.	all rights in mask works of the Company and each Subsidiary (collectively, “Rights in Mask Works''); and

5.
all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, “Trade Secrets''); owned, used, or licensed by the Company and each Subsidiary as licensee or licensor.

(ii)           Agreements. There are no outstanding and, to Company’s knowledge, no threatened disputes or disagreements with respect to any agreements relating to any Intellectual Property Rights to which the Company is a party or by which the Company is bound.

(iii)           Know-How Necessary for the Business.  The Intellectual Property Rights are all those necessary for the operation of the Company’s businesses as it is currently conducted or as represented, in writing, to the Purchaser to be conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Rights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use all of the Intellectual Property Rights.  To the Company’s knowledge, no employee of the Company has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than of the Company.

(iv)           Patents. The Company is the owner of all right, title and interest in and to each of the Patents, free and clear of all Liens and other adverse claims.  All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.  No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding.  To the Company’s knowledge except as set forth in Schedule 3.1(o): (1) there is no potentially interfering patent or patent application of any third party, and (2) no Patent is infringed or has been challenged or threatened in any way. To the Company’s knowledge, none of the products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

(v)           Trademarks. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all Liens and other adverse claims.  All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.  Except as set forth in Schedule 3.1(o), no Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Company’s knowledge, no such action is threatened with respect to any of the Marks.  To the Company’s knowledge: (1) there is no potentially interfering trademark or trademark application of any third party, and (2) no Mark is infringed or has been challenged or threatened in any way. To the Company’s knowledge, none of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

(vi)           Copyrights. The Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all Liens and other adverse claims.  All the Copyrights have been registered and are currently in compliance with formal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.  No Copyright is infringed or, to the Company’s knowledge, has been challenged or threatened in any way. To the Company’s knowledge, none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party. All works encompassed by the Copyrights have been marked with the proper copyright notice.

(vii)          Trade Secrets. The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Company’s knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

(bb)           Books and Record Internal Accounting Controls. The books and records of the Company accurately reflect in all material respects the information relating to the business of the Company, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company. The Company maintains a system of internal accounting controls sufficient, in the judgment of the Company, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences. Except as set forth in the Company’s publicly filed reports (including but not limited to the Company’s reports on Forms 10-K and 10-Q), the Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities.

(cc)           Material Agreements.  The Company is not a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-1 or applicable form (collectively, “Material Agreements”) if the Company was registering securities under the Securities Act, that has not been so filed.  The Company has in all material respects performed all the obligations required to be performed by them to date under the foregoing agreements, has received no notice of default and are not in default under any Material Agreement now in effect, the result of which could cause a Material Adverse Effect.  Except as set forth in the Company’s certificate of incorporation or in the Transaction Documents, no written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement of the Company limits the payment of dividends on the Common Stock.

(dd)           Transactions with Affiliates. Except as set forth in the Reports, there are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (i) the Company on the one hand, and (ii) on the other hand, any officer or director of the Company, or any Affiliate.

(ee)           Sarbanes-Oxley Act. The Company is in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations promulgated thereunder that are effective, and applicable to the Company as of the date hereof.

(ff)           Insurance.  The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged.  To the best of Company’s knowledge, such insurance contracts and policies are valid and in full force and effect.  The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company’s business.

(gg)           Application Of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation or the laws of its state of incorporation that is or could become applicable to the Subscribers as a result of the Subscribers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation the Company’s issuance of the Securities and the Subscribers’ ownership of the Securities.

(hh)           Off-Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is not disclosed in its financial statements that should be disclosed in accordance with GAAP and that would be reasonably likely to have a Material Adverse Effect.

(ii)           Material Non-Public Information. Except with respect to the transactions contemplated hereby that will be publicly disclosed, the Company has not provided any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information.

(jj)           Environmental Compliance. The Company has obtained all approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws and used in its business or in the business of any of its Subsidiaries, unless the failure to possess such approvals, authorizations, certificates, consents, licenses, orders or permits, individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. “Environmental Laws” shall mean all applicable laws relating to the protection of the environment, including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, the Company is also in compliance with all other limitations, restrictions, conditions, standards, requirements, schedules and timetables required or imposed under all Environmental Laws and there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company that violate or may violate any Environmental Law after the Closing Date or that may give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

(kk)           Money Laundering.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

(ll)           Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(mm)           Office of Foreign Assets Control.  Neither the Company nor any Subsidiary nor, to the Company's knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(nn)           Correctness of Representations.   The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Subscribers prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date, in which case such representation or warranty shall be true as of such date.  The Company makes each of the representations contained in Sections 5(a), (b), (c), (d), (e), (f), (h), (j), (k), (l), (o), (p), (r), (s), (t), (x), (y), (z), (aa), (bb), (cc), (dd), (ff), (gg), (hh), (jj), (kk), (ll), and (mm) of this Agreement, as same relate or could be applicable to each Subsidiary, mutatis mutandum.  All representations made by or relating to the Company of a historical or prospective nature and all undertakings described in Section 9 shall relate, apply and refer to the Company and Subsidiaries and their predecessors and successors.

(oo)           Survival.  The foregoing representations and warranties shall survive the Closing Date.

6.           Regulation D Offering/Legal Opinion.  The offer and issuance of the Securities to the Subscribers is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) or Section 4(6) of the 1933 Act and/or Rule 506 of Regulation D promulgated thereunder.  On the Closing Date, the Company will provide opinions reasonably acceptable to the Subscribers in substantially the form annexed hereto as Exhibit D from the Company’s legal counsel opining on the availability of an exemption from registration under the 1933 Act as it relates to the offer and issuance of the Securities and other matters reasonably requested by Subscribers.   The Company will provide, at the Company’s expense, to the Subscribers, such other legal opinions as are reasonably necessary in each Subscriber’s opinion for the issuance and resale of the Securities pursuant to an effective registration statement, Rule 144 under the 1933 Act or an exemption from registration at the time of disposition of the Securities, provided the sale of such Securities qualifies for such exemption or is covered by a Registration Statement.

7.           Maximum Conversion.  A Subscriber shall not be entitled to convert on a Conversion Date that amount of a Note nor may the Company make any payment including principal, interest, or liquidated or other damages by delivery of Conversion Shares in connection with that number of Conversion Shares which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by such Subscriber and its Affiliates on a Conversion Date or payment date, and (ii) the number of Conversion Shares issuable upon the conversion of the Note with respect to which the determination of this provision is being made on a calculation date, which would result in beneficial ownership by Subscriber and its Affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such Conversion Date.  For the purposes of the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder.  Subject to the foregoing, the Subscriber shall not be limited to aggregate conversions of only 4.99% and aggregate conversions by the Subscriber may exceed 4.99%.  The Subscriber shall have the authority to determine whether the restriction contained in this Section 7 will limit any conversion of a Note and the extent such limitation applies and to which convertible or exercisable instrument or part thereof such limitation applies.  The Subscriber may increase the permitted beneficial ownership amount up to 9.99% upon and effective after 61 days prior written notice to the Company.  Subscriber may allocate which of the equity of the Company deemed beneficially owned by Subscriber shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

8.           Fees.

(a)           Broker’s Commission.  The Company on the one hand, and each Subscriber (for such Subscriber only) on the other hand, agrees to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions or similar fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions.  The Company represents that to the best of its knowledge, except as set forth on Schedule 8(a), there are no parties entitled to receive fees, commissions, finder’s fees, due diligence fees or similar payments for the Company in connection with the Offering.  The Company agrees to pay, upon Closing the fees described on Schedule 8(a) hereto (“Fees”).  Anything in this Agreement to the contrary notwithstanding, each Subscriber is providing indemnification only for such Subscriber’s own actions and not for any action of any other Subscriber.  The liability of the Company and each Subscriber’s liability hereunder is several and not joint.

(b)           Subscriber’s Legal Fees.   The Company shall pay to Grushko & Mittman, P.C., a cash fee of $12,000 (“Legal Fees”) as reimbursement for services rendered in connection with the transactions described in the Transaction Documents.  The Legal Fees will be payable out of funds held pursuant to the Escrow Agreement.  Grushko & Mittman, P.C. will be reimbursed at Closing by the Company for all lien searches, filing fees, and reasonable printing and shipping costs for the closing statements to be delivered to Subscribers.

9.           Covenants of the Company.  The Company covenants and agrees with the Subscribers as follows:

(a)           Stop Orders.  Subject to the prior notice requirement described in Section 9(n), the Company will advise the Subscribers within twenty-four hours after it receives notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.  The Company will not issue any stop transfer order or other order impeding the sale, resale or delivery of any of the Securities, except as may be required by any applicable federal or state securities laws, provided to the extent not in violation of such federal or state securities law at least five (5) days prior notice of such instruction is given to the Subscribers.

(b)           Listing/Quotation.   The Company shall promptly secure the quotation or listing of and include the Conversion Shares for listing upon each national securities exchange, electronic bulletin board, or automated quotation system upon which the Company’s Common Stock is quoted or listed and shall maintain same so long as any Securities are outstanding or are issuable.  The Company will maintain the quotation or listing of its Common Stock on the New York Stock Exchange, NYSE MKT, NASDAQ Capital Market, NASDAQ Global Market, NASDAQ Global Select Market, OTCBB, the OTCQB, or the OTC QX Marketplace, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock (the “Principal Market”), and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market, as applicable.  Subject to the limitation set forth in Section 9(n), the Company will provide Subscribers with copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market.  As of the date of this Agreement and the Closing Date, the OTCBB is the Principal Market.

(c)           Market Regulations.  If required, the Company shall notify the Commission, the Principal Market and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to the Subscribers and promptly provide copies thereof to the Subscribers.

(d)           Filing Requirements.   From the date of this Agreement and until the last to occur of (i) all the Conversion Shares have been resold or transferred by the Subscribers pursuant to a registration statement or pursuant to Rule 144(b)(1)(i), or (ii) none of the Notes are outstanding (the date of such latest occurrence being the “End Date”), the Company will (A) comply in all respects with its reporting and filing obligations under the 1934 Act, (B) voluntarily comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 12(g) of the 1934 Act even if the Company is not subject to such reporting requirements sufficient to permit Subscriber to be able to resell the Conversion Shares pursuant to Rule 144(b)(i), and (C) comply with all requirements related to any registration statement filed pursuant to this Agreement.  The Company will use its commercially reasonable best efforts not to take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts until the End Date.  Until the End Date, the Company will satisfy its obligations to continue the listing or quotation of the Common Stock on a Principal Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.  The Company agrees to timely file a Form D with respect to the Securities if required under Regulation D promulgated under the 1934 Act.

(e)           Use of Proceeds.   The proceeds of the Offering will be substantially employed by the Company for the purposes set forth on Schedule 9(e) hereto.  Except as described on Schedule 9(e), the proceeds of the Offering may not and will not be used for accrued and unpaid officer and director salaries, nor payment of financing related debt nor redemption of outstanding notes or equity instruments of the Company nor non-trade payables outstanding on the Closing Date.

(f)           Reservation.   Prior to the Closing, the Company undertakes to reserve on behalf of Subscribers from its authorized but unissued Common Stock, a number of shares of Common Stock equal to 150% of the amount of Common Stock necessary to allow Subscribers to be able to convert all of the Notes (including interest that would accrue thereon through the Maturity Date (as defined in the Notes)) (“Required Reservation”).   Failure to have sufficient shares reserved pursuant to this Section 9(f) at any time shall be a material default of the Company’s obligations under this Agreement and an Event of Default under the Notes.  Without waiving the foregoing requirement, if at any time Notes are outstanding the Company has reserved on behalf of the Subscribers less than 125% of the amount necessary for full conversion of the outstanding Note principal and interest at the conversion price in effect on every such date (“Minimum Required Reservation”), the Company will promptly reserve the Minimum Required Reservation, or if there are insufficient authorized and available shares of Common Stock to do so, the Company will take all action necessary to increase its authorized capital to be able to fully satisfy its reservation requirements hereunder, including the filing of a preliminary proxy with the Commission not later than fifteen (15) days after the first day the Company has reserved less than the Minimum Required Reservation.  The Company agrees to provide notice to the Subscribers not later than five days after the date the Company has less than the Minimum Required Reservation reserved on behalf of the Subscribers.

(g)           DTC Program.  At all times that Notes are outstanding, the Company will employ as the transfer agent for the Common Stock and Conversion Shares a participant in the Depository Trust Company Automated Securities Transfer Program and such Common Stock, and Conversion Shares will be maintained as eligible for transfer pursuant to the Depository Trust Automated Securities Transfer Program.

(h)           Taxes.  From the date of this Agreement and until the End Date, the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefore.

(i)           Insurance.  As reasonably necessary as determined by the Company, from the date of this Agreement and until the End Date, the Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business and location, in amounts and to the extent and in the manner customary for companies in similar businesses similarly situated and located and to the extent available on commercially reasonable terms.

(j)           Books and Records.  From the date of this Agreement and until the End Date, the Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with GAAP applied on a consistent basis.

(k)           Governmental Authorities.   From the date of this Agreement and until the End Date, the Company shall duly observe and conform in all material respects to all requirements of governmental authorities relating to the conduct of its business and to its properties or assets.

(l)           Intellectual Property.  From the date of this Agreement and until the End Date, the Company shall use commercially reasonable efforts to maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to Intellectual Property Rights.  Schedule 9(l) hereto identifies its Intellectual Property Rights.

(m)           Properties.  From the date of this Agreement and until the End Date, the Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all necessary and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases and claims to which it is a party or under which it occupies or has rights to property if the breach of such provision could reasonably be expected to have a Material Adverse Effect.  The Company will not abandon any of its assets except for those assets which have negligible or marginal value or for which it is prudent, in the Company’s reasonable judgment, to do so under the circumstances.

(n)           Confidentiality.   From the date of this Agreement and until the End Date, the Company agrees that except in connection with a Form 8-K, Form 10-Q, Form 10-K and any registration statement which registers the Securities or statements regarding the Subscribers’ ownership of the Securities or in correspondence with the Commission regarding same, it will not disclose publicly or privately the identity of the Subscribers unless (i) expressly agreed to in writing by Subscribers, (ii) as needed in any dispute or proceeding with a Subscriber, (iii) in response to an inquiry by a governmental agency or a self-regulatory organization or (iv) to the extent required by law and then only upon not less than four (4) days prior notice to Subscribers. The Company will specifically disclose in each Form 8-K filed until the End Date the amount of Common Stock outstanding immediately prior to such filing. Upon  delivery by the Company to the Subscribers after the Closing Date of any notice or information, in writing, electronically or otherwise, and while a Note, or Conversion Shares are held by such Subscribers, unless the  Company has in good faith determined that the matters relating to such notice or information do not constitute material, nonpublic information relating to the Company or Subsidiaries or unless such information is delivered to such Subscriber pursuant to a nondisclosure agreement between the Company and such Subscriber whereby such Subscriber has agreed to maintain material nonpublic information in confidence, the Company shall within four (4) days after any such delivery publicly disclose such  material,  nonpublic information on a Report on Form 8-K.  In the event that the Company believes that a notice or communication to Subscribers contains material, nonpublic information relating to the Company or Subsidiaries, except as required to be delivered in connection with this Agreement, the Company shall so indicate to Subscribers prior to delivery of such notice or information.  Subscribers will be granted five (5) days to notify the Company that Subscriber elects not to receive such information.  In the case that Subscriber elects not to receive such information, the Company will not deliver such information to Subscribers; provided that such failure to provide such information will not be deemed to be a default by the Company under the Transaction Documents.  In the absence of any such Company indication, Subscribers shall be allowed to presume that all matters relating to such notice and information do not constitute material, nonpublic information relating to the Company or Subsidiaries.  Notwithstanding anything to the contrary herein, the Company shall have no obligation to file a Report on Form 8-K and/or provide prior notification to a Subscriber in advance of delivering any notice or information that contains material nonpublic information to any Subscriber who is serving as a director or officer of the Company at the time of disclosure.  The Company agrees that any information known to Subscriber as of the Closing Date not already made public by the Company on or after the filing of the Form 8-K required to be filed pursuant to Section 9(o) below may be made public and disclosed by the Subscriber unless and to the extent that such information was disclosed to such Subscriber pursuant to a nondisclosure agreement between the Company and such Subscriber whereby such Subscriber has agreed to maintain material nonpublic information in confidence.

(o)           Non-Public Information.  The Company covenants and agrees that except for the Reports, Other Written Information and schedules and exhibits to this Agreement and the Transaction Documents, which information together with the terms of the Offering, the Company undertakes to publicly disclose on a Form 8-K not later than one (1) Business Day after the Closing Date, neither it nor any other person acting on its behalf have or will at any time provide any Subscriber or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Subscriber, its agent or counsel shall have agreed in writing to accept such information as described in Section 9(n) above or unless such Subscriber is serving as a director or officer of the Company at the time of disclosure.  The Company understands and confirms that the Subscribers shall be relying on the foregoing representations in effecting transactions in securities of the Company.

(p)           Negative Covenants.   So long as Notes are outstanding, without the consent of a Majority in Interest (defined in Section 13(j) below), the Company will not and will not permit any of its Subsidiaries to directly or indirectly:

(i)           create, incur, assume or suffer to exist any pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, security title, mortgage, security deed or deed of trust, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction) (each, a “Lien”) upon any of its property, whether now owned or hereafter acquired except for (a) Liens upon the Company’s intellectual property in connection with a license, development, manufacturing or distribution transaction or other partnering arrangement; (b) Liens imposed by law for taxes that are not yet due or are being contested in good faith and for which adequate reserves have been established in accordance with GAAP; (c) carriers’, warehousemen’s, mechanic’s, material men’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith and by appropriate proceedings; (d) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations; (e) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; (f) Liens created with respect to the financing of the purchase of new property in the ordinary course of the Company’s business up to the amount of the purchase price of such property; and (g) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property (each of (a) through (g), a “Permitted Lien”);

                                            (ii)           amend its certificate of incorporation or bylaws so as to materially and adversely affect any rights of the Subscribers with respect to the Securities except to increase the number of shares of Common Stock authorized or to designate a new series of Preferred Stock;

(iii)           repay, repurchase or offer to repay, repurchase or otherwise acquire or make any dividend or distribution in respect of any of its Common Stock, preferred stock, or other equity securities other than to the extent permitted or required under the Transaction Documents;

(iv)           except as set forth on Schedule 9(p)(iv), engage in any transactions with any officer, director, employee or any Affiliate of the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $100,000 [in one or more transactions, all of which will be aggregated for purposes of this Section 9(p)(iv)] other than (i) for payment of salary, or fees for services rendered, pursuant to and on the terms of a written contract in effect at least five (5) days prior to the Closing Date, a copy of which has been provided to the Subscriber at least four (4) days prior to the Closing Date or disclosed in the Reports at least four (4) days prior to the Closing Date, which contracts may be extended on terms customary and reasonable within the marketplace, (ii) reimbursement for authorized expenses incurred on behalf of the Company, (iii) for other employee benefits, including stock option agreements under any stock option plan of the Company disclosed in the Reports or on Schedule 5(d), or (iv) other transactions disclosed in the Reports; or

(v)           pay or redeem any financing related debt or securities outstanding as of the Closing Date.

(q)           Offering Restrictions.   Subject to the consent of a Majority in Interest, for so long as the Notes are outstanding, the Company will not enter into nor exercise any Equity Line of Credit or similar agreement, nor issue nor agree to issue any floating or Variable Priced Equity Linked Instruments nor any of the foregoing or equity with price reset rights (collectively, the “Variable Rate Restrictions”).   For purposes hereof, “Equity Line of Credit” shall include any transaction involving a written agreement between the Company and an investor or underwriter whereby the Company has the right to “put” its securities to the investor or underwriter over an agreed period of time and at an agreed price or price formula, and “Variable Priced Equity Linked Instruments” shall include: (A) any debt or equity securities which are convertible into, exercisable or exchangeable for, or carry the right to receive additional shares of Common Stock either (1) at any conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security, or (2) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date at any time after the initial issuance of such debt or equity security due to a change in the market price of the Company’s Common Stock since date of initial issuance, and (B) any amortizing convertible security which amortizes prior to its maturity date, where the Company is required or has the option to (or any investor in such transaction has the option to require the Company to) make such amortization payments in shares of Common Stock which are valued at a price that is based upon and/or varies with the trading prices of or quotations for Common Stock at any time after the initial issuance of such debt or equity security (whether or not such payments in stock are subject to certain equity conditions).

(r)           Seniority.   Except for Permitted Liens, until the Notes are fully satisfied or converted, without written consent of a Majority in Interest, the Company and Subsidiaries shall not grant nor allow any security interest to be taken in any assets of the Company or any Subsidiary or any Subsidiary’s assets; nor issue or amend any debt, equity or other instrument which would give the holder thereof directly or indirectly, a right in any assets of the Company or any Subsidiary or any right to payment equal to or superior to any right of the Subscribers as holders of the Notes in or to such assets or payment.

(s)           Notices.   For so long as the Subscribers hold any Notes is outstanding, the Company will maintain a United States address and United States fax number for notice and delivery purposes under the Transaction Documents.

(t)           Transactions with Insiders.  Except as permitted pursuant to Section 9(p)(iv), so long as the Notes are outstanding, without a consent of a Majority in Interest, the Company shall not, and shall cause each of its Subsidiaries not to, enter into, materially amend, materially modify or materially supplement, or permit any Subsidiary to enter into, materially amend, materially modify or materially supplement, any agreement, transaction, commitment, or arrangement relating to the sale, transfer or assignment of any of the Company’s tangible or intangible assets with any of its Insiders (as defined below)(or any persons who were Insiders at any time during the previous two (2) years), or any Affiliates (as defined below) thereof, or with any individual related by blood, marriage, or adoption to any such individual.  “Affiliate” for purposes of this Section 9(t) means, with respect to any person or entity, another person or entity that, directly or indirectly, (i) has a five percent (5%) or more equity interest in that person or entity, (ii) has five percent (5%) or more common ownership with that person or entity, (iii) controls that person or entity, or (iv) shares common control with that person or entity.  For purposes hereof, “Insiders” shall mean any officer, or director of the Company, including but not limited to the Company’s president, chief executive officer, chief financial officer and chief operations officer, and any of their Affiliates or family members.

(u)           Reserved.

(v)           Notice of Event of Default.  The Company agrees to notify Subscriber of the occurrence of an Event of Default (as defined and employed in the Transaction Documents) not later than five (5) days after any of the Company’s officers or directors becomes aware of such Event of Default.

(w)           Further Registration Statements.    The Company will not, without the consent of a Majority in Interest, file with the Commission or with state regulatory authorities any registration statements, shares reserved for outside securities counsel, or amend any already filed registration statement to increase the amount of Common Stock registered therein, or reduce the price of which such company securities are registered therein, until the expiration of the “Exclusion Period,” which shall be defined as the sooner of (i) the date all of the Registrable Securities (as defined in Section 11.1) have been registered in an effective registration statement that has been effective for not less than six months, or (ii) until all the Conversion Shares may be resold by the Subscribers pursuant to a registration statement or Rule 144b(1)(i), without regard to volume limitations for a period of not less than six months.  The Exclusion Period will be tolled or reinstated, as the case may be, during the pendency of an Event of Default as defined in the Note.

(x)           The Company acknowledges and agrees that a Subscriber may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the 1933 Act and who agrees in writing with the Company to be bound by the provisions of this Agreement and, if required under the terms of such arrangement and subject to compliance with applicable federal and state securities laws, such Subscriber may transfer pledged or secured Securities to the pledgees or secured parties.  Absent special circumstances, such a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith.  Further, no notice shall be required of such pledge.  At the appropriate Subscriber’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

10.           Covenants of the Company Regarding Indemnification.

(a)           The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers’ officers, directors, agents, counsel, Affiliates, members, managers, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscribers or any such person which results, arises out of or is based upon (i) any breach of any representation or warranty, or material misrepresentation, by Company in this Agreement or in any Exhibits or Schedules attached hereto in any Transaction Document, or other agreement delivered pursuant hereto or in connection herewith, now or after the date hereof; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

(b)           In no event shall the liability of the Subscribers or permitted successor hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber or successor upon the sale of Registrable Securities (as defined herein).

11.           Additional Post-Closing Obligations.

11.1.           Piggy-Back Registrations.   If  within six months after the Closing Date there is not an effective registration statement covering all of the Conversion Shares (“Registrable Securities”) and the Company determines to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the 1933 Act of any of its equity securities, but excluding Forms S-4 or S-8 and similar forms which do not permit such registration, then the Company shall send to each holder of any of the Securities written notice of such determination and, if within fifteen calendar days after receipt of such notice, any such holder shall so request in writing, the Company shall include in such registration statement all or any part of the Conversion Shares such holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights and any cutbacks in  accordance with guidance provided by the Securities and Exchange Commission (including, but not limited to, Rule 415).  The obligations of the Company under this Section may be waived by any holder of any of the Securities entitled to registration rights under this Section 11.1. The holders whose Conversion Shares are included or required to be included in such registration statement are granted the same rights, benefits, liquidated or other damages and indemnification granted to other holders of securities included in such registration statement.  In no event shall the liability of any holder of Securities or permitted successor in connection with any Conversion Shares included in any such registration statement be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber upon the sale of the Conversion Shares sold pursuant to such registration or such lesser amount in proportion to all other holders of Securities included in such registration statement. All expenses incurred by the Company in complying with Section 11, including, without limitation, all registration and filing fees, printing expenses (if required), fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the NASD, transfer taxes, and fees of transfer agents and registrars, are called “Registration Expenses.” All underwriting discounts and selling commissions applicable to the sale of registrable securities are called "Selling Expenses."  The Company will pay all Registration Expenses in connection with the registration statement under Section 11.  Selling Expenses in connection with each registration statement under Section 11 shall be borne by the holder and will be apportioned among such holders in proportion to the number of Shares included therein for a holder relative to all the Securities included therein for all selling holders, or as all holders may agree.

11.2.           Unlegended Shares and 144 Sales.

(a)           Delivery of Unlegended Shares.  Within six (6) business days (such third (3rd) day being the “Unlegended Shares Delivery Date”) after the day on which the Company has received (i) a notice that Conversion Shares, or any other Common Stock held by Subscriber has been sold pursuant to a registration statement or Rule 144 under the 1933 Act, (ii) a representation that the prospectus delivery requirements, or the requirements of Rule 144, as applicable and if required, have been satisfied, (iii) the original share certificates representing the shares of Common Stock that have been sold, and (iv) in the case of sales under Rule 144, customary representation letters of the Subscriber and, if required, Subscriber’s broker regarding compliance with the requirements of Rule 144 as well as any other documents reasonably requested by Company counsel, the Company at its expense, (y) shall deliver, and shall cause legal counsel selected by the Company to deliver to its transfer agent (with copies to Subscriber) an appropriate instruction and opinion of such counsel, directing the delivery of shares of Common Stock without any legends including the legend set forth in Section 4(h) above (the “Unlegended Shares”); and (z) cause the transmission of the certificates representing the Unlegended Shares together with a legended certificate representing the balance of the submitted Common Stock certificate, if any, to the Subscriber at the address specified in the notice of sale, via express courier, by electronic transfer or otherwise on or before the Unlegended Shares Delivery Date.

(c)           Late Delivery of Unlegended Shares.   The Company understands that a delay in the delivery of the Unlegended Shares pursuant to Section 11.2 hereof later than the Unlegended Shares Delivery Date could result in economic loss to a Subscriber.  As compensation to a Subscriber for such loss, the Company agrees to pay late payment fees (as liquidated damages and not as a penalty) to the Subscriber for late delivery of Unlegended Shares in the amount of $100 per business day after the Unlegended Shares Delivery Date for each $10,000 of purchase price of the Unlegended Shares subject to the delivery default.  If during any 360 day period, the Company fails to deliver Unlegended Shares as required by this Section 11.2 for an aggregate of thirty days, then each Subscriber or assignee holding Securities subject to such default may, at its option, require the Company to redeem all or any portion of the Unlegended Shares subject to such default at a price per share equal to the greater of (i) 120% of the Purchase Price paid by the Subscriber for the Unlegended Shares that were not timely delivered, or (ii) a fraction in which the numerator is the highest closing price of the Common Stock during the aforedescribed thirty day period and the denominator of which is the lowest conversion price or exercise price, as the case may be, during such thirty day period, multiplied by the price paid by Subscriber for such Common Stock (“Unlegended Redemption Amount”).  The Company shall pay any payments incurred under this Section in immediately available funds upon demand.

(d)           Injunction.  In the event a Subscriber shall request delivery of Unlegended Shares as described in Section 11.2 and the Company is required to deliver such Unlegended Shares pursuant to Section 11.2, the Company may not refuse to deliver Unlegended Shares based on any claim that such Subscriber or anyone associated or affiliated with such Subscriber has not complied with Subscriber’s obligations under the Transaction Documents, or for any other reason, unless, an injunction or temporary restraining order from a court, on notice, restraining and or enjoining delivery of such Unlegended Shares shall have been sought and obtained by the Company and the Company has posted a surety bond for the benefit of such Subscriber in the amount of the greater of (i) 120% of the amount of the aggregate purchase price of the Common Stock which is subject to the injunction or temporary restraining order, (ii) the closing price of the Common Stock on the trading day before the issue date of the injunction multiplied by the number of Unlegended Shares to be subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Subscriber to the extent Subscriber obtains judgment in Subscriber’s favor.

(e)           Buy-In.   In addition to any other rights available to Subscriber, if the Company fails to deliver to a Subscriber Unlegended Shares as required pursuant to this Agreement and after the Unlegended Shares Delivery Date the Subscriber, or a broker on the Subscriber’s behalf, purchases (in an open market transaction or otherwise) shares of common stock to deliver in satisfaction of a sale by such Subscriber of the shares of Common Stock which the Subscriber was entitled to receive from the Company (a “Buy-In”), then the Company shall promptly pay in cash to the Subscriber (in addition to any remedies available to or elected by the Subscriber) the amount by which (A) the Subscriber’s total purchase price (including brokerage commissions, if any) for the shares of common stock so purchased exceeds (B) the aggregate purchase price of the shares of Common Stock delivered to the Company for reissuance as Unlegended Shares together with interest thereon at a rate of 15% per annum accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty).  For example, if a Subscriber purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to $10,000 of purchase price of shares of Common Stock delivered to the Company for reissuance as Unlegended Shares, the Company shall be required to pay the Subscriber $1,000, plus interest. The Subscriber shall provide the Company written notice indicating the amounts payable to the Subscriber in respect of the Buy-In.

  (f)           144 Default.   At any time commencing six months after the Closing Date, in the event the Subscriber is not permitted to sell any of the Conversion Shares without any restrictive legend or if such sales are permitted but subject to volume limitations or further restrictions on resale as a result of the unavailability to Subscriber of Rule 144(b)(1)(i) under the 1933 Act or any successor rule (a “144 Default”), for any reason including but not limited to failure by the Company to file quarterly, annual or any other filings required to be made by the Company by the required filing dates (provided that any filing made within the time for a valid extension shall be deemed to have been timely filed), or the Company’s failure to make information publicly available which would allow Subscriber’s reliance on Rule 144 in connection with sales of Conversion Shares, except due to a change in current applicable securities laws or because the Subscriber is an Affiliate (as defined under Rule 144) of the Company, then the Company shall pay such Subscriber as liquidated damages and not as a penalty for each thirty days (or such lesser pro-rata amount for any period less than thirty days) an amount equal to two percent (2%) of the purchase price of the Conversion Shares subject to such 144 Default.  Liquidated Damages shall not be payable pursuant to this Section 11.2(f) in connection with Shares for such times as such Shares may be sold by the holder thereof without any legend or volume or other restrictions pursuant to Section 144(b)(1)(i) of the 1933 Act or pursuant to an effective registration statement.

12.           (a)           Favored Nations Provision.  Other than in connection with (i) full or partial consideration in connection with a bona fide strategic merger, acquisition, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (ii) the Company’s issuance of securities in connection with bona fide strategic license agreements and other bona fide partnering arrangements so long as such issuances are not for the purpose of raising capital and which holders of such securities or debt are not at any time granted registration rights, (iii) the Company’s issuance of Common Stock or the issuances or grants of options to purchase Common Stock to employees and directors, pursuant to plans described on Schedule 5(d) as such plans are constituted on the Closing Date or contemplated to be amended or adopted as described on Schedule 5(d), (iv) the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement on the unamended terms disclosed in the Reports and which securities are also described on Schedule 12(a), or (v) as a result of the conversion of Notes which are granted or issued pursuant to this Agreement (collectively, the foregoing (i) through (v) are “Excepted Issuances”), if at any time the Notes are outstanding, the Company shall agree to or issue (the “Lower Price Issuance”) any Common Stock or securities convertible into or exercisable for shares of Common Stock (or modify any of the foregoing which may be outstanding) to any person or entity at a price per share or conversion or exercise price per share which shall be less than the Conversion Price in effect at such time, without the consent of the a Majority in Interest, then the Conversion Price shall automatically be reduced to such other lower price.  The Conversion Price of the Conversion Shares shall be calculated separately for the Conversion Shares.  Common Stock issued or issuable by the Company for no consideration or for consideration that cannot be determined at the time of issue will be deemed issuable or to have been issued for $0.00001 per share of Common Stock.  For purposes of the adjustments described in this paragraph, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or any warrant, right or option to purchase Common Stock shall result in the adjustment described above upon the sooner of (A) public announcement of, (B) the agreement to, or (C) actual issuance of such convertible security, warrant, right or options and again at any time upon any subsequent issuances of shares of Common Stock upon exercise of such conversion or purchase rights if such issuance is at a price lower than the Conversion Price in effect upon such issuance.  A convertible instrument (including a right to purchase equity of the Company) issued, subject to an original issue or similar discount or which principal amount is directly or indirectly increased after issuance will be deemed to have been issued for the actual cash amount received by the Company in consideration of such convertible instrument.  The rights of Subscribers set forth in this Section 12(a) are in addition to any other rights the Subscribers have pursuant to this Agreement, the Notes, any other Transaction Document, and any other agreement referred to or entered into in connection herewith or to which Subscribers and Company are parties.

(b)           Right of Participation.  Until twelve (12) months following the Closing Date, the Subscribers hereunder shall be given not less than fifteen (15) days prior written notice of any proposed sale by the Company of its Common stock or other securities or equity linked debt obligations (“Other Offering”), except in connection with the Excepted Issuances.  If Subscribers elect to exercise their rights pursuant to this Section 12(b), the Subscribers shall have the right during the fifteen (15) days following receipt of the notice, to purchase in the aggregate up to all of such offered common stock, debt or other securities in accordance with the terms and conditions set forth in the notice of sale, relative to each other in proportion to the amount of Note Principal issued to them on Closing Date.  Subscribers who participate in such Other Offering shall be entitled at their option to purchase, in proportion to each other, the amount of such Other Offering that could have been purchased by Subscribers who do not exercise their rights hereunder until up to the entire Other Offering is purchased by Subscribers.  In the event such terms and conditions are modified during the notice period, Subscribers shall be given prompt notice of such modification and shall have the right during the fifteen (15) days following the notice of modification to exercise such right.

(c)           The Subscriber is granted the right to elect to substitute any term or terms of any other offering in connection with which the Subscriber has rights as described in Section 12(a) or Section 12(b), for any term or terms of the Offering in connection with Securities owned by Subscriber as of the date the Subscriber’s rights pursuant to Section 12(a) are triggered or the date notice described in Section 12(b) is required to be given to Subscriber, at Subscriber’s election.

(d)           Maximum Exercise of Rights.  In the event the exercise of the rights described in Section 12(a), Section 12(b) and Section 12(c) would or could result in the issuance of an amount of Common Stock of the Company that would exceed the maximum amount that may be issued to a Subscriber calculated in the manner described in Section 7 of this Agreement, then the issuance of such additional shares of Common Stock of the Company to such Subscriber (but not the payment to the Company of the purchase price for the common stock or other securities or equity linked debt obligations sold in the Other Offering) will be deferred in whole or in part until such time as such Subscriber is able to beneficially own such Common Stock without exceeding the applicable maximum amount set forth calculated in the manner described in Section 7.3 of this Agreement and such Subscriber notifies the Company accordingly.

13.           Guaranty.  At Closing, the Company will deliver the personal guaranty by the Company’s Founder, James J. Dalton, of all sums due under the Notes (“Personal Guaranty”).  The Guaranty will be in the form annexed hereto as Exhibit E.

14.           Miscellaneous.

(a)           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice in accordance with this Section 13(a).  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.  The addresses for such communications shall be:  if to the Company, to: ActiveCare Inc., 1365 West Business Park Drive, Orem, UT 84058, Attn: Mike Acton, facsimile: 855-864-2511, with a copy by fax only to (which shall not constitute notice): Durham Jones & Pinegar, 111 East Broadway, Suite 900, Salt Lake City, Utah 84111, Attn: C. Parkinson Lloyd, Esq., facsimile: (801) 415-3500, and (ii) if to the Holder, to the address and facsimile number listed on Schedule 1 hereto, with a copy by fax only to (which shall not constitute notice): Grushko & Mittman, P.C., 515 Rockaway Avenue, Valley Stream, New York 11581, facsimile: (212) 697-3575.

(b)           Entire Agreement; Assignment.  This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by both parties.  Neither the Company nor the Subscribers has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith.   No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Subscribers.

(c)           Counterparts/Execution.  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.  This Agreement may be executed by facsimile transmission, PDF, electronic signature or other similar electronic means with the same force and effect as if such signature page were an original thereof.

(d)           Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws thereof or any other State.  Any action brought by any party against any other party hereto concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state and county of New York.  The parties to this Agreement hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens.  The parties executing this Agreement and other agreements referred to herein or delivered in connection herewith on behalf of the Company agree to submit to the in personam jurisdiction of such courts and hereby irrevocably waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

(e)           Specific Enforcement, Consent to Jurisdiction.  The Company and Subscribers acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.  Subject to Section 14(d) hereof, the Company and each Subscriber hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(f)           Damages.   In the event the Subscriber is entitled to receive any liquidated or other damages pursuant to the Transactions Documents, the Subscriber may elect to receive the greater of actual damages or such liquidated damages.  In the event the Subscriber is granted rights under different sections of the Transaction Documents relating to the same subject matter or which may be exercised contemporaneously, or pursuant to which damages or remedies are different, Subscriber is granted the right in Subscriber’s absolute discretion to proceed under such section as Subscriber elects.

(g)           Maximum Payments.   Nothing contained herein or in any document referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to the Subscribers and thus refunded to the Company.  The Company agrees that it may not and actually waives any right to challenge the effectiveness or applicability of this Section 14(g).

(h)           Calendar Days.   All references to “days” in the Transaction Documents shall mean calendar days unless otherwise stated.  The terms “Business Days” and “Trading Days” shall mean days that the New York Stock Exchange is open for trading for three or more hours.  Time periods shall be determined as if the relevant action, calculation or time period were occurring in New York City.  Any deadline that falls on a non-Business Day in any of the Transaction Documents shall be automatically extended to the next Business Day and interest, if any, shall be calculated and payable through such extended period.

(i)           Captions: Certain Definitions.  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement.  As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(j)           Consent.   As used in this Agreement and the other Transaction Documents and any other agreement delivered in connection herewith, “Consent of the Subscribers” or similar language means the consent of holders of more than fifty percent (50%) of each affected component of the Securities on the date consent is requested (such holders being a “Majority in Interest”).  A Majority in Interest may consent to take or forebear from any action permitted under or in connection with the Securities and Transaction Documents, modify any of the Securities and Transaction Documents or waive any default or requirement applicable to the Company, Subsidiaries or Subscribers under the Securities and Transaction Documents provided the effect of such action is equally applied or applicable to all the Subscribers.

(k)           Severability.  In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

(l)           Successor Laws.  References in the Transaction Documents to laws, rules, regulations and forms shall also include successors to and functionally equivalent replacements of such laws, rules, regulations and forms.  A successor rule to Rule 144(b)(1)(i) shall include any rule that would be available to a non-Affiliate of the Company for the sale of Common Stock not subject to volume restrictions and after a six month holding period.

(m)           Maximum Liability.   In no event shall the liability of the Subscribers or permitted assign hereunder or under any Transaction Document or other agreement delivered in connection herewith be greater in amount than the dollar amount of the net proceeds actually received by such Subscriber or successor upon the sale of Conversion Shares.

(n)           Independent Nature of Subscribers.     The Company acknowledges that the obligations of each Subscriber under the Transaction Documents are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under the Transaction Documents. The Company acknowledges that each Subscriber has represented that the decision of each Subscriber to purchase Securities has been made by such Subscriber independently of any other Subscriber and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company which may have been made or given by any other Subscriber or by any agent or employee of any other Subscriber, and no Subscriber or any of its agents or employees shall have any liability to any other Subscriber (or any other person) relating to or arising from any such information, materials, statements or opinions.  The Company acknowledges that nothing contained in any Transaction Document, and no action taken by any Subscriber pursuant hereto or thereto shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  The Company acknowledges that it has elected to provide all Subscribers with the same terms and Transaction Documents for the convenience of the Company and not because Company was required or requested to do so by the Subscribers.  The Company acknowledges that such procedure with respect to the Transaction Documents in no way creates a presumption that the Subscribers are in any way acting in concert or as a group with respect to the Transaction Documents or the transactions contemplated thereby.

(o)           Equal Treatment.   No consideration shall be offered or paid to any person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered and paid to all the Subscribers and their permitted successors and assigns.

(p)           Adjustments.   The conversion price, and amount of Conversion Shares, trading volume amounts, price/volume amounts and similar figures in the Transaction Documents shall be equitably adjusted and as otherwise described in this Agreement, the Notes.

[-SIGNATURE PAGES FOLLOW-]

IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ACTIVECARE INC.	Address for Notice: 1365 West Business Park Drive Orem, Utah 84058
By:/s/ David G. Derrick Name: David G. Derrick Title: Chief Executive Officer and Chairman of the Board of Directors With a copy to (which shall not constitute notice):	Fax: 855-864-2511
Durham Jones & Pinegar 111 East Broadway, Suite 900 Salt Lake City, Utah 84111 Attn: C. Parkinson Lloyd, Esq. Fax: (801) 415-3500

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR SUBSCRIBER FOLLOWS]

[SUBSCRIBER SIGNATURE PAGES TO
ACTIVECARE INC. SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Subscriber: ALPHA CAPITAL ANSTALT
Signature of Authorized Signatory of Subscriber: ____________________________________
Name of Authorized Signatory: ____________________________________________________
Title of Authorized Signatory: _____________________________________________________
Email Address of Authorized Signatory: _____________________________________________
Facsimile Number of Authorized Signatory: 01141714773504
Address for Notice to Purchaser:

Pradafant 7
9490 Furstentums
Vaduz, Lichtenstein

Address for Delivery of Securities to Purchaser (if not same as address for notice):

c/o LH Financial Services Corp.
150 Central Park South, 2nd Floor
New York, NY 10019

Purchase Price and Principal Amount of Note: $400,000.00

EIN Number: N/A

[SIGNATURE PAGES CONTINUE]

[SUBSCRIBER SIGNATURE PAGES TO
ACTIVECARE INC. SUBSCRIPTION AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Subscriber: OSHER CAPITAL PARTNERS LLC
Signature of Authorized Signatory of Subscriber: ____________________________________
Name of Authorized Signatory: ____________________________________________________
Title of Authorized Signatory: _____________________________________________________
Email Address of Authorized Signatory: _____________________________________________
Facsimile Number of Authorized Signatory: (212) 586-8244
Address for Notice to Purchaser:

5 Sansberry Lane
Spring Valley, NY 10977

Address for Delivery of Securities to Purchaser (if not same as address for notice):

Same as above

Purchase Price and Principal Amount of Note: $150,000.00

EIN Number: ___________________

[SIGNATURE PAGES CONTINUE]

LIST OF EXHIBITS AND SCHEDULES

	Exhibit A		Form of Note
	Exhibit B		Escrow Agreement
	Exhibit C		Form of Security Agreement
	Exhibit D		Form of Legal Opinion
	Exhibit E		Personal Guaranty
Schedule 1		List of Subscribers
Schedule 5(a)		Subsidiaries
	Schedule 5(d)		Capitalization
	Schedule 5(r)		Accountants
	Schedule 5(w)		Transfer Agent
	Schedule 5(ff)		Insurance Policy
Schedule 8(a)		Fees
Schedule 9(e)		Use of Proceeds
	Schedule 9(l)		Intellectual Property
	Schedule 9(p)(iv)		Transactions with Affiliates
	Schedule 12(a)		Excepted Issuances

SCHEDULE 1

SUBSCRIBERS	PURCHASE PRICE AND NOTE PRINCIPAL
ALPHA CAPITAL ANSTALT Pradafant 7 9490 Furstentums Vaduz, Lichtenstein Fax: 01141714773504	$400,000.00
OSHER CAPITAL PARTNERS LLC 5 Sansberry Lane Spring Valley, NY 10977 Fax: (212) 586-8244	$150,000.00
TOTAL	$550,000.00

SCHEDULE 8(A) – FEES

A due diligence fee of 7% cash ($38,500) will be paid as follows: Almorli Advisors Inc. will receive 4.5% cash on monies received (e.g., $24,750) and Osher Capital Partners will receive 2.5% cash on monies received (e.g., $13,750).

Additionally, an aggregate 36,667 Warrants (5%) with piggyback registration rights exercisable on a cashless basis with an exercise price of $0.75 will also be issued as follows: 14,667 Warrants to Osher Capital Partners and 22,000 Warrants to Arline Josephberg.